UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Texas Capital Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	75-2679109
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 McKinney Avenue, Suite 700, Dallas, Texas, U.S.A.	75201
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Warrants (expiring January 16, 2019)	The NASDAQ Stock Market LLC
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-157302
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
     The title of the securities to be registered hereunder is “Warrants (expiring January 16, 2019).” The material set forth in the section captioned “Description of Warrant to Purchase Common Stock,” in the Registrant’s Form S-3 Registration Statement (Registration No. 333-157302) filed with the Securities and Exchange Commission on February 13, 2009, and the section captioned “Description of Warrants” in the Registrant’s Preliminary Prospectus Supplement dated March 8, 2010 filed pursuant to Rule 424(b), is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit
No.	Description

4.1	Warrant Agreement dated March 11, 2010, between Registrant and Computershare Trust Company, N.A. and Computershare, Inc.

4.2	Form of Warrant (included as part of Exhibit No. 4.1)

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TEXAS CAPITAL BANCSHARES, INC.
	By:	/s/ Peter B. Bartholow
Peter B. Bartholow
Date: March 11, 2010		Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

4.1	Warrant Agreement dated March 11, 2010, between Registrant and Computershare Trust Company, N.A. and Computershare, Inc.

4.2	Form of Warrant (included as part of Exhibit No. 4.1)

4